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                                                                  EXHIBIT 10.201

                            ADVERTISING ADVANCE LOAN
                                   ("Ad Loan")

$9,000,000.00                                           Greene County, Missouri
                                                                  June 16, 2000

         FOR VALUE RECEIVED, the undersigned Big Cedar L.L.C., a Missouri limited liability company, who together with its successors and assigns in interest is herein referred to as Maker, promises to pay to Bluegreen Vacations Unlimited, Inc., a Florida corporation, or order ("Holder"), the principal sum of NINE MILLION DOLLARS ($9,000,000.00),with no interest except as provided hereinbelow. The principal and interest shall be payable at 4960 Blue Lake Drive, Boca Raton, Florida 33431, or such other place as the Holder hereof may designate in writing, in accordance with the terms set forth hereinbelow until the time the entire indebtedness evidenced hereby is fully paid.

         The term of this Note shall be seven (7) years from the date of execution hereof, subject to Holder's rights of acceleration as provided for below. The term hereof may be extended by Maker for an additional term of up to three (3) years, if upon the expiration of the initial term hereof, a balance on this Note exists and there remains unsold timeshare interests at the Big Cedar Resort Club, so long as Maker, Bass Pro or Bass Pro Affiliates are not in default of the Marketing and Promotions Agreement or License Agreements as therein defined. No principal unpaid at the time of maturity shall be paid by Maker to Holder, except as otherwise set forth herein.

         During the term hereof, the sole source of repayment of this Note by Maker shall be (i) Distributions paid or payable by Maker from the Bluegreen/Big Cedar Vacations LLC, a Delaware limited liability company; and (ii) application of the Generation Commission. The Generation Commission shall be defined as set forth in that certain Marketing and Promotions Agreement made and entered into as of the date hereof, by and between Maker, Bass Pro, Inc., a Delaware corporation, Holder and Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company ("Marketing Agreement").

         If the above-named sources of payment of the obligations hereunder by Maker to Holder are insufficient to repay the amounts due hereunder, Maker will not be obligated to repay any insufficiency except as provided herein. If Maker is in default of the Marketing Agreement, Holder may declare the balance of this Note due and payable one (1) year following such default, together with interest at the rate of nine percent (9%) per annum, accruing from and after the date the applicable cure period expires to the date of payment of such balance and Maker shall be fully liable, personally, for the indebtedness hereunder, without limitation to the above named sources of payment, and Holder may proceed to foreclose on its lien against the interest of Maker in the Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company, and foreclose on its deed of trust concerning the Additional Property, which Additional Property is as defined in the Contribution Agreement.

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         Holder shall be permitted, in its discretion, to receive and accept receivables from timeshare purchasers of timeshare interests in the Big Cedar Resort Club as repayment of this Note, whether the same constitutes a Distribution and thereby a source of repayment as set forth hereinabove, or whether the same constitutes repayment otherwise.

         If Holder is in default of the Operating Agreement by committing acts of fraud in the management of the Bluegreen/Big Cedar Vacations, LLC, in a manner inconsistent with the terms thereof and such breach causes actual damages to Maker in an amount equal to or in excess of thirty-five percent (35%) of the then outstanding principal amount of this Note, and in such event Holder fails to cure such default within thirty (30) days after receiving written notice of the specific facts claimed by Maker to constitute such default then, so long as Maker, Bass Pro or a Bass Pro Affiliate is not in breach or default of the Marketing Agreement or the License Agreements defined thereunder, nor is Big Cedar in default of the Operating Agreement of the LLC, then (i) there shall be no further obligation of Maker whatsoever to repay the outstanding balance of this Note, and Holder shall execute any and all documents necessary to acknowledge release of Maker's obligations with respect to this Note and security therefor; provided any payments previously received by Holder from Maker respecting payoff of this Note shall remain the property of Holder; and
(ii) the Marketing Agreement and all License Agreements as defined thereunder shall terminate.

         The Holder hereof may exercise the option of acceleration set forth above after a default by the Maker as set forth above, regardless of any prior forbearance. In the event of default by Maker as set forth above, and if this
Note is referred to an attorney-at-law for collection or any action at law or in equity is brought with respect hereto, the Maker shall pay the Holder hereof all expenses and costs, including but not limited to reasonable attorney's fees.

         Prepayment of the indebtedness hereunder shall be permitted. Any prepayment shall first be applied against any outstanding interest due and payable under this Note and then applied to the outstanding principal balance.

         From time to time, without affecting any obligation of the undersigned or the successors or assigns of the undersigned hereunder, and without liability on the part of the Holder hereof, the Holder may, at the option of the Holder hereof, extend the time for payment the indebtedness due hereunder or any part thereof, reduce the payments hereon, release anyone liable on any of said outstanding principal balance, accept the renewal of this Note, join in any extension or subordination agreement, release any security given herefor, accept or release other or additional security, and agree with the undersigned to modify the rate of interest, terms, time of payment or period of amortization of this Note or change the sources of payment hereunder. No one or more of such actions shall constitute a novation.

         Presentment, notice of dishonor, and protest are hereby waived by Maker and endorsers hereof. This Note shall be the joint and several obligation of Maker and its respective successors and assigns.

         This Note is given in return for value received, the receipt and sufficiency of which is hereby acknowledged. The principal amount due hereunder has been advanced to Maker by Holder in consideration of the services, promises,






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and agreements of Maker, Bass Pro and Bass Pro Affiliates as set forth in the
Marketing Agreement, the Contribution Agreement, and the Operating Agreement. By execution hereof, Maker acknowledges that Holder would not have advanced the principal amount to Maker hereunder but for the services, promises and agreements of Maker, Bass Pro and Bass Pro Affiliates as set forth in the Marketing Agreement, the Contribution Agreement, and the Operating Agreement; and Maker's acknowledgment that use of the proceeds advanced by Holder hereunder will be to repay Bass Pro indebtedness owed by Maker to Bass Pro.

         The indebtedness evidenced by this Note is secured by a first priority security interest in Maker's ownership interest in Bluegreen/Big Cedar Vacations, LLC, and a first priority deed of trust in and to certain property located in Taney County, Missouri. This Note shall be governed by the law of the State of Missouri.

         For purpose of this Note, the following words shall have the definitions set forth hereinbelow:

         (a) BASS PRO shall mean Bass Pro, Inc., a Delaware corporation;

         (b) BASS PRO AFFILIATE shall mean Bass Pro Outdoor World, L.L.C., a Missouri limited liability company, Bass Pro Outdoors Online, L.L.C., a Missouri limited liability company, Bass Pro Trademarks, L.L.C., a Missouri limited liability company, BPS Catalog, L.P., a Missouri limited partnership, BPS Catalog GP, Inc., a Missouri corporation and Worldwide Sportsman, Inc., a South Carolina corporation.

         (c) BIG CEDAR OR MAKER shall mean Big Cedar L.L.C., a Missouri limited liability company and its successors and assigns;

         (d) BIG CEDAR RESORT CLUB shall mean that certain timeshare development located in Taney County, Missouri, adjacent to the Big Cedar Lodge, which timeshare development is developed or to be developed by Bluegreen/Big Cedar Vacations LLC, a Delaware limited liability company;

         (e) BLUEGREEN/BIG CEDAR VACATIONS, LLC OR LLC shall mean that certain Delaware limited liability company of which Holder and Maker are members as of the date of this Note;

         (f) BLUEGREEN OR HOLDER shall mean Bluegreen Vacations Unlimited, Inc. a Florida corporation;

         (g) CONTRIBUTION AGREEMENT shall mean that certain Contribution Agreement made and entered into as of the date hereof, by and between Holder and Maker.





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         (h) DISTRIBUTION shall mean any and all cash or other property, including timeshare receivables, of the LLC as may be distributed by such limited liability company to Big Cedar from time to time.

         (i) MARKETING AGREEMENT shall mean that certain Marketing and Promotions Agreement made and entered into as of the date hereof, by and between Big Cedar, Bass Pro and Bass Pro Affiliates and Bluegreen and its respective Affiliates;

         (j) OPERATING AGREEMENT shall mean the operating agreement of the Bluegreen/Big Cedar Vacations, LLC.

         The indebtedness evidenced by this instrument is subordinated to indebtedness due and owing to FINOVA Capital Corporation, a Delaware corporation, to the extent set forth in the Subordination Agreement dated as of June 16, 2000, executed by Holder in favor of FINOVA Capital Corporation.

         WITNESS THE HAND AND SEAL OF THE UNDERSIGNED:

                                        MAKER: Big Cedar, L.L.C., a Missouri
                                        limited liability company

                                        By: Three Johns Company, a Missouri
                                        corporation, its sole member [SEAL]

                                        By:  /s/ Toni M. Miller
                                           -----------------------------------
                                            Print Name:  Toni M. Miller
                                            Title:  Vice President Finance












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